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                                                                   EXHIBIT 10.21
                             SPONSORSHIP AGREEMENT

     THIS AGREEMENT, dated for reference purposes as of July 12, 1999 (the "Agreement"), is by and between FOOTBALL NORTHWEST LLC, a Washington limited liability company ("FNW") and MERCATA, Inc., a Delaware corporation ("Sponsor").

                                R E C I T A L S
                                ---------------

     A. Pursuant to that certain Consent to Assignment and Amendment of Use Agreement dated January 7, 1997, as amended, between King County, Washington ("King County") and FNW, FNW is granted the exclusive right to and revenue from all advertising both inside and outside the King County Domed Stadium (the "Kingdome") and the Kingdome Pavilion, including on adjacent parking lots.

     B. The Kingdome is located in Seattle, Washington and currently serves as the home venue for the National Football League ("NFL") franchise for the Seattle Seahawks.

     C. FNW owns and, during the term of this Agreement, FNW or its successor or assign will retain the exclusive signage and advertising rights for the Kingdome.

     D. Sponsor desires to acquire from FNW certain sponsorship rights in the areas described below and FNW is vested with the authority to grant and desires to grant such rights to Sponsor in accordance with the terms and provisions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.  Sponsorship Benefits.  Sponsor shall during the term of this Agreement
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receive the following sponsorship benefits:

          A. Television

             1. Three (3) :30 second Sponsor produced commercials ("Concept
                Ads") to air within each of three (3) preseason telecasts.
             2. Three (3) :30 second Seahawks produced commercials ("Products
                Ads") to air within each of three (3) preseason telecasts.
                Content shall be reviewed and approved by Sponsor. Shawn Springs will be featured in the commercial.
             3. Opening/closing billboards in each of three (3) Seahawks preseason games including Sponsor logo.
             4. Sponsorship of one (1) feature ("Instant Replay") in three (3)
                preseason games including billboard and Sponsor logo visual. Total of three (3) features, billboards and logo identifications.
             5. Three (3) Sponsor logo exposures in the Hawk Box Scoreboards per quarter during three (3) preseason games.
             6. Sponsor a minimum of three (3) "live" power buy announcements
                ("Live Ads") during the course of three (3) telecasts. Announcement format to be determined.
             7. Production: Seahawks will cover all hard costs to create, direct and produce one (1) :30 second TV spot to be used in three (3) preseason telecasts. Sponsor

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                will provide creative direction for the production and shall have the right to use such commercial where appropriate in its general advertising campaign or within certain promotional material during the 1999 season.
             8. The sequence of TV appearance should always be:
                . FIRST appearance: Concept Ad (before last commercial series prior to a break)
                . SECOND appearance: Products Ad (last commercial series prior to a break)
                .  THIRD appearance:  Live Ad (during the break)
                   One sequence per quarter from 1st to 3rd quarter.

          B. Kingdome Promotion/DiamondVision

             1. Two (2) DiamondVision announcements per game for three (3)
                games. Total of six (6) DiamondVision announcements. Content will have to be reviewed and approved by Sponsor.
             2. Sponsor opportunity to run :30 second television spot on
                DiamondVision during pregame warm-ups for three (3) preseason games. Total of three (3) spots
             3. Sponsor (Promotional) road trip for two (2) including airfare, hotel and game tickets. Must participate in Sponsor/Seahawks Sweepstakes to be eligible for road trip. Designated road trip:
                Seattle @ Chicago on September 19, 1999. The value of this package is less $5,000 and shall be provided by FNW.

          C  Seahawks.com

             1. One (1) rotating banner ad on Seahawks.com for sixty (60) days
                (August through September 1999) Extension beyond the sixty (60)
                days to offered to Sponsor at favorable cpm based rate.
             2. Seahawks to promote Sponsor online store from Seahawks.com's front page by providing a graphic and a text link directing visitors to Mercata.com. Text and graphics to be provided by Sponsor, and reviewed and approved by Seahawks.com.
             3. Sponsor acknowledgement on Seahawks Television network web page on Seahawks.com
             4. Sponsor will feature an online Seahawks-themed store selling
                Seahawks merchandising at Mercata.com.

          D. VIP Benefits

             1. Two (2) season tickets with option to purchase two (2) playoff tickets
             2. Twenty (20) tickets to two (2) preseason home games, August 14 and August 28, 1999.
             3. One half-page color ad in Seahawks Insider for the 1999 season.
                Deadline for ad July 23, 1999. If Sponsor cannot meet the deadline, Seahawks will provide similar opportunity to be determined (i.e.: letter to season ticket holders introducing Mercata).
             4. One (1) trip for two (2) to Training Camp.  Includes
                transportation, hotel and entertainment
             5. One "Advertorial" in first pre-season issue of NFL Insider to explain the Mercata 'story' and groundbreaking partnership with the Seahawks (Mercata to write and provide advertorial).
             6. Mercata's use of Seahawks trademarks for promotional purposes extends throughout the 1999 season.

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2. Term.  The term of this Agreement shall commence on July 19, 1999 and shall
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   thereafter continue until all above described Sponsor benefits are completed, but in no event beyond the end of the 1999 season (the "Term"). This Agreement is noncancellable by either party except for termination in accordance with Paragraph 7, below, and may be mutually extended by written agreement of the parties.

3. Consideration.  In consideration of the sponsorship rights and other services
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   and products granted and provided to Sponsor by FNW hereunder, Sponsor hereby agrees to pay FNW a sponsorship fee in the amount of Forty thousand Dollars ($40,000 net) (the "Sponsorship Fee").

   3.1. Invoices and Payment.  FNW will send Sponsor invoices Sponsorship Fee in
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        two (2) monthly installments beginning September 1, 1999. Invoices are payable thirty (30) days after receipt. A five percent (5%) late fee will be added to all invoices which become past due and interest at a rate of twelve percent (12%) per annum will be charged on all balances not paid within thirty (30) days of the date they are due.

4. Sponsor's Content and Design.  The content and design of Sponsor's creative
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   material shall be within the discretion of Sponsor.  However, if FNW objects to any such material when it is provided or thereafter, it shall notify Sponsor as soon as possible and Sponsor shall take prompt action to address FNW's concerns.

5. Trademarks
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   5.1. Use of Sponsor's Trademarks.  FNW shall not, by this Agreement, obtain
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        any right, title or interest in the trademarks or other proprietary property of Sponsor, nor shall this Agreement give FNW the right to use, refer to, or incorporate in marketing or other materials the name, logos, trademarks, designs, identifications, or copyrights of Sponsor in any manner except as authorized by Sponsor. Sponsor acknowledges that FNW and parties conducting events within the Kingdome may televise, videotape, or take still photographs of events occurring in the Kingdome. Sponsor hereby consents to the commercial exploitation of such television broadcasts, video tapes and still photographs notwithstanding the fact that the content and design of Sponsor's images may be visible in such television broadcasts, video tapes and still photographs.

   5.2. Use of FNW and Seattle Seahawks Trademarks.  Sponsor shall not, by this
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        Agreement, obtain any right, title or interest in the trade names or trademarks of FNW, the Seattle Seahawks, the NFL, NFL Enterprises, L.P., NFL Properties, Inc. or any affiliate of such, nor shall any such agreements give Sponsor the right to use, refer to, or incorporate in marketing or other materials the names, logos, trademarks, designs, identifications or copyrights of FNW, the Seattle Seahawks, the NFL, NFL Enterprises, L.P., and NFL Properties, Inc. without the prior written approval of FNW, which approval may be withheld in FNW's reasonable discretion. Sponsor may use Seahawks trademarks for promotional purposes as necessary to convey the Sponsor benefits described herein. However, all such rights shall expire at the end of the 1999 regular season.

6. Indemnification.  FNW agrees to defend, indemnify and hold Sponsor harmless
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   from and against all claims, suits, liabilities, costs and expenses, including reasonable attorney costs and fees, for injury to, including death of, persons (whether they be third persons or employees of either of the parties hereto) or any loss of or damage to property in any manner arising from or relating to the rights

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   conveyed herein, with the understanding that this obligation shall not apply to, and Sponsor agrees to defend, indemnify and hold FNW and its officers, directors, employees and agents harmless from and against, all losses, claims, suits, demands, actions, liabilities, costs and expenses, including reasonable attorney costs and fees, for injury to, including death of, persons (whether they be third persons or employees of either of the parties hereto) or any loss of or damage to property in any manner arising from the content of any advertising copy supplied by Sponsor or the negligence or intentional misconduct of Sponsor or its officers, employees or agents.

7. Termination.  FNW and Sponsor shall each have the right but not the
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obligation to terminate this Agreement upon forty-five (45) days prior written notice, without further liability except as otherwise provided by this Paragraph 7 if any of the following shall occur:

            (a) Damage to or destruction of the Kingdome to the extent that the
                Kingdome is closed for a period of greater than thirty (30) days, in which case the refund provisions of this Paragraph 7 shall apply.

            (b) The cancellation or termination of FNW's NFL franchise or the relocation of FNW's NFL franchise to a location more than 50 miles from Seattle, Washington.

            (c) The other party materially defaults in the performance of its material obligations under this Agreement and such other party fails to correct such breach within thirty (30) days of written notice.

       If this Agreement is so terminated by Sponsor, Sponsor shall be entitled to a pro rata refund of any payments under this Agreement.

8. Remedies
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     8.1  Generally.  In the event that either party fails to fully comply with
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     any of its obligations under this Agreement, the other party shall be entitled to all remedies set forth in this Agreement and, except as otherwise provided herein, all remedies otherwise available at law or in equity.

     8.2  Limitation on Damages.  In no event shall either party be liable for
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     any special, incidental or consequential damages arising out of or in connection with this Agreement or the performance thereof. FNW's liability for any breach of this Agreement shall be strictly limited to refunding to Sponsor that portion of any consideration paid by Sponsor for which Sponsor has not received the rights granted to it herein.

9. Limitations.  This Agreement is subject to the Constitution and Bylaws and
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    other rules and regulations of the NFL, the statutes and regulations of the
    State of Washington, and the ordinances and rules of King County, Washington and the City of Seattle, Washington as they presently exist or as they may from time-to-time be amended, including without limitation, any rule or regulation of the NFL or any agreement to which the NFL is a party which restricts the visibility of signage within the Kingdome during NFL games which are televised nationally. The obligations of either party to perform under this Agreement shall be excused if such failure to perform or any delay is caused by matters such as acts of God, strikes, lockout, work stoppage, picketing, damage or concerted action by any employee or labor organization, civil commotion, riots, war, acts of government, or any other cause whether similar or dissimilar to those enumerated which are reasonably beyond the control of the party obligated to perform. Upon the occurrence of such

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    event, the duties and obligations of the party shall be suspended for the duration of the event preventing performance.

10. Entire Agreement.  The entire agreement between the parties pertaining to
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    the subject matter of this Agreement is incorporated into this document.
    This Agreement may not be modified or amended except by a writing duly executed by the parties hereto. This Agreement supersedes any and all prior agreements and understandings between the parties.

11. Successor Interests.  Neither this Agreement nor any of the rights or
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    obligations of either FNW or Sponsor hereunder may be assigned, transferred or conveyed by operation of law or otherwise by either party, nor shall such agreements or rights inure to the benefit of any trustee in bankruptcy, receiver, creditor, or trustee of either party's business or its properties whether by operation of law or otherwise, except with the prior written consent of the other party, which consent shall not be unreasonably withheld, and the delivery of a written document in which the assignee assumes all of the obligations of the assigning party and the assigning party acknowledges that it will continue to be bound to such obligations if not performed by the assignee. For purposes of this Paragraph 11, the transfer of a fifty percent (50%) or greater ownership interest in a party shall be deemed to be an assignment of this Agreement. Notwithstanding the foregoing, no assignment or attempted assignment by Sponsor shall be valid except to a party which intends to continue the business of Sponsor as presently conducted. Sponsor does hereby consent to any transfer or assignment by FNW of its rights under this Agreement to an affiliate of FNW without any additional prior consent of Sponsor. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of all successors and assigns of the parties.

12. Confidentiality.  Each of the parties deems the provisions of this Agreement
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    to be confidential and proprietary in nature.  FNW and Sponsor each agree that the terms of this Agreement will be kept confidential and will not be disclosed in any manner whatsoever, in whole or in part, by either party without the prior written consent of the other party except to the extent necessary for such party to enforce its rights under this Agreement or as either party may be advised by its legal counsel that it is obligated to disclose the terms of such agreements. Moreover, each party agrees to disclose the terms of this Agreement only to its respective officers, employees, agents and representatives who need to know of such terms and who agree to be bound by the confidentiality terms of this Paragraph. Each party shall be responsible for any breach of this Paragraph by its respective officers, employees, agents and representatives. The terms of this Paragraph shall survive the expiration or termination of this Agreement for whatever reason for a period of three (3) years after such expiration or termination. Notwithstanding the foregoing, FNW may disclose the terms of this Agreement to King County, Washington and to lenders, legal counsel, and financial advisors.

13. Washington Law.  This Agreement shall be deemed to have been made in the
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    state of Washington and shall be construed in accordance with the laws of the state of Washington. The exclusive venue for any suits or actions arising out of this Agreement shall be in the Superior Court for the State of Washington for King County or in the United States District Court for the Western District of Washington.

14. Notices.  All notices under this Agreement shall be in writing and shall be
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    deemed to have been duly given if personally delivered, sent by telecopier, sent by overnight courier service or sent by registered or certified mail, postage prepaid, and shall be deemed given upon the earlier of actual


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    receipt or one day after it is sent, if sent by overnight courier, or three days after it is sent by registered or certified mail. All notices or other communications shall be made as follows:

       To FNW:           11220 N.E. 53rd Street
                         Kirkland, WA 98033
                         Attn:  Scott Patrick
                         V.P./Corporate Sales

       With a Copy to:   Richard E. Leigh, Jr.
                         Vice President/General Counsel
                         110 - 110th Ave. N.E., Suite 550
                         Bellevue, WA 98004

       If to Sponsor.    Jerome Pache, Director Business Development
                         Leslie Wallis, General Counsel
                         MERCATA, Inc.
                         110 110th Avenue NE
                         Bellevue, WA 98004-5840

15. Arbitration.  Any controversy or claim arising out of or relating to this
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    Agreement, including, but not limited to a claim based on or arising from an alleged tort will, at the request of any party be determined by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.) under the auspices and rules of the American Arbitration Association
    ("AAA"). The AAA will be instructed by either or both parties to prepare a list of judges who have retired from the Superior Court of the State of Washington, a higher Washington court or any federal court. 'Within 10 days of receipt of this list, each party may strike one name from the list. The AAA will then appoint an arbitrator from the name(s) remaining on the list. The arbitration will be conducted from Seattle, Washington. Any controversy in interpretation or enforcement of this provision or whether a dispute is arbitrable, will be determined by the arbitrators. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or in pursuit of an ancillary remedy, does not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

16. Attorneys' Fees.  In the event any suit or action is brought or an
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    arbitration or bankruptcy proceeding is initiated (including, without limitation, appeals of the foregoing) to enforce or interpret any of the provisions of this Agreement, or which is based thereon, the prevailing party shall be entitled to reasonable attorney fees in connection therewith. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party shall be decided by the court or courts, including any appellate court, in which such matter is tried, heard or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorneys' fees incurred in such confirmation proceedings), or by the arbitrator(s) (with respect to attorneys' fees incurred prior to and during the arbitration proceedings), as the case may be.

17. Relationship of Parties.  The parties are acting herein as independent
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    contractors and independent employers.  Nothing herein contained shall create or be construed as creating a partnership, joint venture or agency relationship between the parties and no party shall have the authority to bind the other in any respect.

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18. Agreement Approval.  Each party hereby represents and warrants that all
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    necessary approvals for this Agreement have been obtained, and the person whose signature appears below has the authority necessary to execute this Agreement on behalf of the parties indicated.

19. Captions.  Paragraph headings herein are for convenience only and shall not
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    affect the construction or meaning of this Agreement.

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written:

FOOTBALL NORTHWEST LLC                     MERCATA, INC.


By:  /s/ Scott S. Patrick                  By:  /s/ Tom Van Horn
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Name:  Scott S. Patrick                    Name:  Tom Van Horn
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        (printed or typed)                          (printed or typed)

Title:  VP/Corporate Sales                 Title:  President & CEO
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